                                                                     Exhibit 4.2



                                                                   March 4, 1999

Bear, Stearns & Co. Inc.
as Representative of the Several Underwriters
245 Park Avenue, 4th Floor
New York, NY  10167


Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement (the "Underwriting Agreement") dated as of February 24, 1999, among ContiSecurities Asset Funding Corp., ContiMortgage Corporation, ContiWest Corporation and Bear, Stearns & Co. Inc., as representative of the Several Underwriters. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         This letter shall constitute the Pricing Letter referred to in Section II of the Underwriting Agreement and shall be deemed to be incorporated by reference as part of Schedule A thereto.

         The parties hereto agree on the following purchase price for the Class B Certificates:

                              Class B Certificates

                                                                                          Underwriting
Underwriter                                    Principal Amount       Price to Public       Discount      Purchase Price
-----------                                    ----------------       ---------------     ------------    --------------

Bear, Stearns & Co. Inc.                            $6,500,000           90.27770%           0.800%          89.47770%

Credit Suisse First Boston Corporation              $6,500,000           90.27770%           0.800%          89.47770%

Greenwich Capital Markets, Inc.                     $6,500,000           90.27770%           0.800%          89.47770%

Merrill Lynch, Pierce, Fenner & Smith               $6,500,000           90.27770%           0.800%          89.47770%
     Incorporated

PaineWebber Incorporated                            $6,500,000           90.27770%           0.800%          89.47770%

         If the foregoing correctly sets forth the agreement between the Depositor and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

                                                  Very truly yours,

                                      CONTISECURITIES ASSET FUNDING CORP.

                                      By: /s/ John Banu
                                          ----------------------------
                                          Name:  John Banu
                                          Title: Authorized Signatory

                                      By: /s/ Mary Rapoport
                                          ----------------------------
                                          Name:  Mary Rapoport
                                          Title: Authorized Signatory


         CONFIRMED AND ACCEPTED, as of the date first above written:

BEAR, STEARNS & CO. INC.
Acting on its own behalf and as
Representative of the Several Underwriters referred to in the Underwriting Agreement

By: /s/ Thomas S. Dunstan
    ---------------------------
    Name:  Thomas S. Dunstan
    Title: Managing Director


CONTIMORTGAGE CORPORATION                      CONTIWEST CORPORATION

By: /s/ Margaret M. Curry                      By: /s/ Joy Tolbert
    ---------------------------                    -----------------------------
    Name:  Margaret M. Curry                       Name:  Joy Tolbert
    Title: Senior Vice President                   Title: Vice President

By: /s/ Robert Davis                           By: /s/ Todd Hart
    ---------------------------                    -----------------------------
    Name:  Robert Davis                            Name:  Todd Hart
    Title: Senior Vice President                   Title: Assistant Secretary